UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2013
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77, 52nd Avenue St.-Hippolyte, Quebec, Canada	J8A 3L3
(Address of principal executive offices)	(Zip Code)

(438) 500-1309
Registrant’s telephone number, including area code

331 Labelle, St.-Jerome
Quebec, Canada J7Z 5L2
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Previously, the Board of Directors of Technologies Scan Corp., a Nevada corporation (the "Company") approved the execution of a binding letter of intent dated as of April 27, 2013 and as amended May 17, 2013 (the "Letter of Intent") with Social Geek Media Inc., a private company organized under the laws of Canada ("Social Geek"). Social Geek was the developer of a line of food supplement and nutritional products known under the brand name "Proteina21" (the "Proteina21 Products"), including a marketing and commercialization strategy and online automated platform to accept orders, process payment, ship products and provide customer support for its Proteina21 Products

On May 24, 2013, our Board of Directors approved the execution of a fifteen year license agreement (the "License Agreement") with Social Geek and Patrick Aube ("Aube"). In accordance with the terms and provisions of the License Agreement, Social Geek granted to us and we accepted the rights to an exclusive license for the Proteina21 Products, including marketing, selling and distributing within the United States of America, subject to the terms and conditions set forth in the License Agreement. We agreed to use our best efforts in order to actively promote the sales of the Proteina21 products pursuant to the License Agreement and to develop the market for the Proteina21 Products in the United States. Social Geek also granted to us the right to use its trademarks in connection with the promotion, marketing and sale of Proteina21 Products in the United States and the right to use the applicable trademarks in relation with the promotional items and product packaging, Social Geek's marketing resources, and materials.  In further accordance with the terms and provisions of the License Agreement, we issued to Social Geek a total of 200,000,000 common shares of our restricted common stock in consideration for the acquisition of  the exclusive rights to the Proteina21 license for the United States of which the first region to be developed by us shall be the North East Region. On May 24, 2013, the Company entered into an addendum to the License Agreement (the "Addendum) with Patrick Aube and Social Geek pursuant to which we had an exclusive one year option to acquire the rights to Canada as well as the established client base, and a further exclusive two year option to acquire the rights to Europe.

Rescission Agreement

On November 9, 2013, the Company entered into that certain rescission agreement with Social Geek and Aube (the "Rescission Agreement"), regarding the Letter of Intent and the License Agreement. The Company, Social Geek and Aube have decided that it is not in the best interests of the Company to proceed with commercial and operational activities involving the Proteina21 Products. In accordance with the terms and provisions of the Rescission Agreement: (i) the Letter of Intent and License Agreement and all associated transactions have been deemed rescinded, null and void; (ii) the parties have mutually released one another from any and all claims relating to the Letter of Intent and the License Agreement; (iii) the Company shall change its place of principal business to St.-Hippolyte, Quebec, Canada; and (iv) Aube shall resign as the President/Chief Executive Officer and a member of the Board of Directors and Michel Lebeuf shall resign as the Vice President of Legal Affairs and Corporate Development.  The 200,000 shares previously issued to Social Geek shall be cancelled and returned to treasury.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Therefore, the Board of Directors of the Company accepted the resignation of Aube as the President/Chief Executive Officer and a member of the Board of Directors and the resignation of Michael Lebeuf as the Vice President of Legal Affairs and Corporate Development of the Company. The Board of Directors appointed Ghislaine St.-Hilaire, one of our current members of the Board of Directors, as the President/Chief Executive Officer. Thus, as of the date of this Current Report, the Company's Board of Directors consists of Ghislaine St-Hilaire and Gilbert Pomerleau

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Rescission Agreement dated November 9, 2013 between Technologies Scan Corp., Social Geek Media Inc. and Patrick Aube.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: November 12, 2013	By:	/s/ Ghislaine St.-Hilaire
Ghislaine St.-Hilaire
Chief Executive Officer/President